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Warburg Pincus Post Venture Capital Fund

Common Shares

One Year                ((14,929.85/10,000)'pp'1/1 -1)                 = 49.30%
Three Year              ((00,000.00/10,000)'pp'1/3 -1)                 =  0.00%
Five Year               ((00,000.00/10,000)'pp'1/5 -1)                 =  0.00%
From Inception          ((15,960.00/10,000)'pp'1/1.09315 -1)           = 53.37%

Series 2 Shares

One Year                ((14,897.01/10,000)'pp'1/1 -1)                 = 48.97%
Three Year              ((00,000.00/10,000)'pp'1/3 -1)                 =  0.00%
Five Year               ((00,000.00/10,000)'pp'1/5 -1)                 =  0.00%
From Inception          ((15,900.00/10,000)'pp'1/1.09315 -1)           = 52.84%




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